Exhibit 10.2

PartnerRe Ltd.

Director Share Option Agreement

<Name>

<Date>

This Option Agreement (the “Agreement”) commences and is made effective as of <Date>, by and between PartnerRe Ltd. (the “Company”), and <Name> (the “Optionee”), a non-employee Director of the Company.

WHEREAS, the Company desires to afford the Optionee the opportunity to purchase common shares, $1.00 par value, of the Company (“Shares”).

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the PartnerRe Ltd. 2003 Non-Employee Directors Stock Plan (the “Plan”). The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

2. Grant of Options. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase up to, but not exceeding in the aggregate, the number of Shares as set forth in the attachment to this Agreement, for each Option award on each date of grant as so indicated, on the terms and conditions herein set forth.

3. Purchase Price. The purchase price per Share of the Options shall be the Grant Price provided in the Notice of Grant.

4. Term of Options. The term of the Options shall be ten (10) years from the date of grant of such award as so indicated in the attachment to this Agreement, subject to earlier termination as provided in Section 6 hereof.

5. Vesting of Options. The Options set forth in the attachment to this Agreement, subject to the terms, conditions and limitations contained herein, shall be fully vested and exercisable as of the date hereof.

6. Termination of Directorship. In the event the Optionee ceases to be a member of the Board of Directors of the Company, any unexercised portion of the Option may be exercised until the expiration of the Option.

7. Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any Shares issuable upon the exercise of any Option award until the date of issuance of said Shares by the Company’s Share Registrar. No adjustments, other than as provided in Section 6(d) of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the Shares are issued.

8. Method of Exercising Options. Subject to the terms and conditions of this Agreement, the Optionee will need to request pre-clearance from Group Legal in compliance with PartnerRe Ltd.’s Trading Policy. The Committee may, in its sole discretion, provide for automatic exercise of the Options granted hereto, allowing the automatic exercise of “in-the-money” Options (i.e., Options for which the Fair Market Value of the underlying Shares exceeds their purchase price), if any, if they remain unexercised within a specified time prior to their expiration.

9. Payment of Purchase Price for Shares. Payment for shares acquired pursuant to Options granted hereunder shall be made in accordance with Section 7 of the Plan.

The Shares acquired upon exercise of Options shall be in the name of the person or persons so exercising the Options. All Shares purchased upon the exercise of Options as provided herein shall be fully paid and non-assessable.

10. Non-Qualified Shares Options. Options granted hereunder are not intended to be an “incentive shares option” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986 as amended.

11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Bermuda without reference to the principles of conflicts of laws thereof.

13. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

14. Transferability. These Options shall not be transferable except in accordance with the provisions of Section 11(e) of the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

PARTNERRE LTD.

By:	/s/ Phil Martin
Name:	Phil Martin
Title:	Director of Group Compensation & Benefits